UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2018

Commission File Number	Exact Name of Registrant; State of Incorporation; Address and Telephone Number of Principal Executive Offices	I.R.S. Employer Identification No.
001-32871	COMCAST CORPORATION	27-0000798
PENNSYLVANIA One Comcast Center Philadelphia, PA 19103-2838 (215) 286-1700

001-36438	NBCUNIVERSAL MEDIA, LLC	14-1682529
DELAWARE 30 Rockefeller Plaza New York, NY 10112-0015 (212) 664-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Comcast Corporation	☐

NBCUniversal Media, LLC	☐

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On August 22, 2018, Comcast Corporation (“Comcast”) entered into a term loan credit agreement among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners (the “Term Loan Credit Agreement”). The Term Loan Credit Agreement was entered into in connection with the extension of Comcast’s all-cash offer for the entire issued and to be issued share capital of Sky plc (“Sky”), described below in Item 7.01, and the proceeds of the loans under the Term Loan Credit Agreement are intended to be used for the purposes of financing such transaction.

The Term Loan Credit Agreement provides for a $6 billion unsecured term loan credit facility (the “Term Loan Facility”) to Comcast. The Term Loan Facility is comprised of a single tranche that will mature on the date that is 4 years after the date of the initial borrowing thereof. Loans under the Term Loan Credit Agreement shall be borrowed in U.S. dollars. The commitments under the Term Loan Credit Agreement will remain in effect until July 25, 2019 or the date on which certain termination events customary for U.K. public acquisition financings, occur. Amortization payments are not required for loans under the Term Loan Facility. The Term Loan Facility is guaranteed by Comcast Cable Communications, LLC and NBCUniversal Media, LLC (the “Guarantors”).

Subject to receipt of commitments from new or existing lenders and subject to other customary conditions, Comcast may increase the commitments under the Term Loan Facility, so long as there is no event of default continuing under the Term Loan Credit Agreement after giving effect to such increase. At this time, Comcast has not borrowed any funds under the Term Loan Credit Agreement. Under the Term Loan Facility, interest is based on either (i) the base rate formula or (ii) the Eurodollar rate formula.

The Term Loan Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants and events of default. Negative covenants include, among others, limitations on incurrence of liens by Comcast and certain of its subsidiaries and limitations on incurrence of indebtedness by certain of Comcast’s subsidiaries (other than the Guarantors), and a requirement that the leverage ratio (as defined in the Term Loan Credit Agreement) as of the end of any fiscal quarter is not greater than 5.75 to 1.00. If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Term Loan Credit Agreement may be declared immediately due and payable and the commitments may be terminated, but in each case subject to further customary “certain funds” limitations during the applicable period.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Term Loan Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Comcast and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description above is a summary and is qualified in its entirety by the Term Loan Credit Agreement, which is filed as Exhibit 10.1 to this report.

Modification of Bridge Credit Agreement

Effective on August 22, 2018, Comcast entered into Amendment No. 1 with respect to that certain 364-day bridge credit agreement, dated as of April 25, 2018, among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC as joint lead arrangers and joint bookrunners (the “Bridge Credit Agreement”, and such amendment, “Amendment No. 1”). Amendment No. 1 provides for a reduction in commitments of £3.1 billion (from an initial aggregate commitment amount of £16 billion) and also effectuates certain technical amendments to accommodate the Term Loan Facility.

The description above is a summary and is qualified in its entirety by Amendment No. 1 to the Bridge Credit Agreement, which is filed as Exhibit 10.2 to this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 and included under the heading “Term Loan Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Other Events.

On August 22, further to the publication on July 13, 2018 of an offer document (the “Offer Document”) containing the terms and conditions of Comcast’s recommended superior cash offer for the entire issued and to be issued share capital of Sky (the “Offer”), Comcast announced that it was extending the period for acceptances of its Offer from 1.00 p.m. (UK time) on August 22, 2018 until 1.00 p.m. (UK time) on September 12, 2018 (the “Offer Extension UK Announcement”).  The Offer, as extended, remains subject to the terms and conditions set out in the Offer Document. The Offer is being made through an indirect wholly-owned subsidiary of Comcast.

The foregoing summary of the Offer Extension UK Announcement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Extension UK Announcement. The Offer Extension UK Announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 The information contained under Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Comcast Corporation or NBCUniversal Media, LLC under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Term Loan Credit Agreement among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, dated August 22, 2018.

10.2	Amendment No. 1 to 364-Day Bridge Credit Agreement among Comcast, the financial institutions party thereto, and Bank of America, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent, dated as of August 22, 2018.

99.1	Offer Extension UK Announcement.

No Offer or Solicitation

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The information included in this document may contain statements which are, or may be deemed to be, “forward looking statements”. Such forward looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Comcast, NBCUniversal Media, LLC (“ NBCUniversal ”) and Sky and their respective associated companies will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

The forward-looking statements contained in this document may relate to the financial position, business strategy, plans and objectives of management for future operations of Comcast, NBCUniversal and Sky and their respective associated companies, and other statements other than historical facts. In some cases, these forward-looking statements can be identified by the use of forward looking terminology, including the terms “believes”, “estimates”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “intends”, “may”, “will” or “should” or their negatives or other variations or comparable terminology. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. If any one or more of these risks or uncertainties materializes or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward-looking statements should therefore be construed in the light of such factors. Neither Comcast, NBCUniversal nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this document will actually occur. Given these risks and uncertainties, you should not place any reliance on forward looking statements, which speak only as of the date of the relevant document. Each of Comcast and NBCUniversal expressly disclaims any obligation or undertaking to update or revise any forward-looking statement (except to the extent legally required).

Unless expressly stated otherwise, no statement contained or referred to in this document is intended to be a profit forecast or profit estimate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	August 22, 2018	By:	/s/ Daniel C. Murdock
			Name:	Daniel C. Murdock
			Title:	Senior Vice President, Chief Accounting Officer and Controller

NBCUNIVERSAL MEDIA, LLC

Date:	August 22, 2018	By:	/s/ Daniel C. Murdock
			Name:	Daniel C. Murdock
			Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1

Term Loan Credit Agreement among Comcast, the financial institutions party thereto, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, dated August 22, 2018.

10.2	Amendment No. 1 to 364-Day Bridge Credit Agreement among Comcast, the financial institutions party thereto, and Bank of America, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent, dated as of August 22, 2018.

99.1	Offer Extension UK Announcement.